EXHIBIT 5


                                 July 23, 1999



Wachovia Corporation
100 North Main Street
Post Office Box 3099
Winston-Salem, North Carolina 27150

      Re:    Registration Statement on Form S-8 Relating to
             Retirement Savings and Profit-Sharing Plan of Wachovia Corporation

Ladies and Gentlemen:

                  I am familiar with the proceedings taken by Wachovia Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, pertaining to the offer and sale of up to 10,000,000 shares of the Company's Common Stock, par value $5.00 per share (the "Shares"), and an indeterminate number of plan interests pursuant to the terms of the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation, as amended (the "Plan").

                  As counsel for the Company, the Plan and the Registration Statement have been reviewed under my direction, and I have examined and am familiar with the records relating to the organization of the Company, including its articles of incorporation, bylaws and all amendments thereto, and the records of all proceedings taken by the Board of Directors of the Company pertinent to the rendering of this opinion.

                  Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, upon issuance of the Shares and receipt by the Company of the consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

                                   Sincerely,




                                   /s/  William M. Watson, Jr.
                                   Senior Vice President, Counsel and
                                   Corporate Secretary